[DESCRIPTION]
EQ Advisors Trust
10f-3 Transactions Summary
(Purchases with Affiliated Underwriters) for the Period January 1, 1999 - March 31, 1999

                                                                                           % of
                                Date of                              Price per   Total    offering Underwriter or Dealer
Portfolio                       OfferingSecurity              Shares  Share      Value   Purchased from Whom Purchased
Merrill Lynch Basic Value        2/5/99 Delphi Automotive       45300   17.00  770,100.00  0.0453% Morgan Stanley

Merrill Lynch World Strategy     2/4/99 American Tower           1900   25.00   47,500.00   0.008% CS First Boston
Merrill Lynch World Strategy     2/5/99 Delphi Automotive        3000   17.00   51,000.00   0.003% Morgan Stanley
Merrill Lynch World Strategy     2/5/99 Schroders & Co.           200   17.00    3,400.00  0.0002% Morgan Stanley

MFS Emerging Growth Companies    2/1/99 MEDE America Corp.      84100   13.00 1,093,300.0    1.80% Salomon Smith Barney
MFS Emerging Growth Companies   2/10/99 Prodigy Communication   90000   15.00 1,350,000.0   1.125% Bear Stearns & Co.
MFS Emerging Growth Companies   2/11/99 Vertical Net            35000   16.00  560,000.00    1.00% Lehman Brothers
MFS Emerging Growth Companies   2/12/99 United Pan-European
                                        Communications N.V.    150000   32.71 4,906,500.0   0.375% Goldman Sachs Intl
MFS Emerging Growth Companies   2/12/99 Serena Software         50000   13.00  650,000.00   0.830% Hambrecht & Quist
MFS Emerging Growth Companies   2/25/99 PC Order.Com            10000   21.00  210,000.00   0.450% Goldman Sachs
MFS Emerging Growth Companies   3/18/99 Ivillage, Inc.            600   24.00   14,400.00   0.020% Goldman Sachs
MFS Emerging Growth Companies   3/19/99 Cheap Tickets             400   15.00    6,000.00   0.010% William Blair
MFS Emerging Growth Companies   3/22/99 Autoweb.com, Inc.       50000   14.00  700,000.00    1.00% CS First Boston
MFS Emerging Growth Companies   3/25/99 One Main.Com, Inc.      60000   22.00 1,320,000.0   0.710% BT Alex Brown
MFS Emerging Growth Companies   3/26/99 Autobytel.Com           50000   23.00 1,150,000.0    1.11% BT Alex Brown
Morgan Stanley Emerging Markets 3/26/99 Korea Electric Power    42170   12.00  506,040.00    3.80% ING Baring

[DESCRIPTION]
for the Period April 1, 1999 - June 30, 1999

Merrill Lynch Basic Value        5/3/99 Goldman Sachs           15000   53.00  795,000.00    0.02% Goldman Sachs

Merrill Lynch World Strategy     5/3/99 Goldman Sachs             900   53.00   47,700.00  0.0013% Goldman Sachs

MFS Emerging Growth Companies    4/9/99 Turf                    45000   22.00  990,000.00    1.07% BT Alex Brown
MFS Emerging Growth Companies   4/15/99 Worldgate Communicati   50000   21.00 1,050,000.0    1.00% Gerard Klauer Mattison
MFS Emerging Growth Companies   4/20/99 Proxicom                40000   13.00  520,000.00    0.89% BT Alex Brown
MFS Emerging Growth Companies   4/23/99 Adelphia Communicatio  250000   61.75 15,437,500.    3.85% Smith Barney
MFS Emerging Growth Companies   4/23/99 Launch Media, Inc.      20000   22.00  440,000.00    0.59% Hambrecht & Quist
MFS Emerging Growth Companies   4/29/99 Applied Theory          65000   16.00 1,040,000.0    1.44% Bear Stearns & Co.
MFS Emerging Growth Companies    5/4/99 Flycast Communication   35000   25.00  875,000.00    1.17% BT Alex Brown
MFS Emerging Growth Companies   5/11/99 Career Builder.Com        600   13.00    7,800.00   0.013% CS First Boston
MFS Emerging Growth Companies   5/13/99 Intelligent Life         1300   13.00   16,900.00   0.037% Furman Selz
MFS Emerging Growth Companies   5/19/99 Onesource Info          25000   12.00  300,000.00    0.69% William Blair
MFS Emerging Growth Companies   5/20/99 CAIS Internet           80000   19.00 1,520,000.0    1.33% Bear Stearns & Co.
MFS Emerging Growth Companies   5/25/99 Star Media Network, I   30500   15.00  457,500.00   0.435% Goldman Sachs Intl

MFS Reaserch                    4/23/99 Adelphia Communicatio  250000   61.75 15,437,500.    3.85% Smith Barney

Morgan Stanley Emerging Markets 5/25/99 Korea Telecom (ADR)     47100   27.56 1,298,076.0    1.80% Daewoo
Morgan Stanley Emerging Markets  6/7/99 Amdocs Ltd              12800   22.44  287,232.00    1.58% Goldman Sachs

T. Rowe Price Equity Income      5/3/99 Goldman Sachs           37000   53.00 1,961,000.0   0.006% Goldman Sachs

T. Rowe Price International Stoc5/25/99 Korea Telecom Corp.      4000   27.56  110,240.00   0.004% Morgan Stanley

Alliance Premier Growth          5/3/99 Goldman Sachs Group       200   53.00   10,600.00  0.0003% Goldman Sachs
Alliance Premier Growth         5/19/99 Clear Channel             700  70.625   49,437.50  0.0035% Morgan Stanley
                                        Communications, Inc